EXHIBIT 26 (n) (2)

                       OPINION OF BRIAN A. GIANTONIO, ESQ.


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      To Whom It May Concern:

       I hereby consent to the reference to my name under the caption "Experts" in the Statement of Additional Information contained in Post-effective Amendment No. 29 to the Registration Statement on Form N-6 (File No. 033-23251) filed by Phoenix Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.



      Very truly yours,



      /s/ Brian A. Giantonio
      ----------------------

      Brian A. Giantonio, Vice President, Tax and ERISA Counsel
      Phoenix Life Insurance Company



      Dated: April 19, 2005